CONSENT OF INDEPENDENT AUDITORS


Lord Abbett Research Fund, Inc.:

We consent to the incorporation by reference in Post Effective Amendment No. 17 to Registration Statement No.33-47641 of our report dated January 5, 1998 appearing in the annual report to shareholders and to the references to us under the captions "Investment Advisory and Other Services" and "Financial Statements" appearing in the Statement of Additional Information, both of which are part of such Registration Statement.




DELOITTE & TOUCHE LLP

New York, New York
June 26, 1998